UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 22, 2006

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Harborside Financial Center, Plaza 5

Jersey City, New Jersey 07311-1114

(Address of principal executive offices)

(201) 631-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

White Mountains Advisors LLC, a wholly-owned subsidiary of White Mountains Insurance Group, Ltd. (“White Mountains”), and Prospector Partners, LLC (“Prospector”) amended the Investment Management Agreement dated August 1, 2005 pursuant to which Prospector manages specified assets within White Mountains’ investment portfolio, primarily equity securities (the Investment Management Agreement was filed as Exhibit 99.1 to the Registrant’s Form 8-K dated June 20, 2005).  Pursuant to the amendment, effective March 1, 2006, the annual management fee on invested assets in excess of $400 million has been increased to 25 basis points from 15 basis points.

Accordingly, the revised annual management fee schedule is as follows:  100 basis points on the first $200 million; 50 basis points on the next $200 million; and 25 basis points on amounts over $400 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: February 28, 2006	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer